UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.           )
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Filed by a Party other than the Registrant ☐
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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Your Vote Counts! NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND 375 PARK AVENUE, 9TH FLOOR NEW YORK, NY 10152 NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND 2024 Annual Meeting Vote by May 27, 2024 11:59 PM ET You invested in NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 28, 2024 at 1:30 PM, EDT. Vote Virtually at the Annual Meeting* May 28, 2024 1:30 PM, EDT Virtually at: www.virtualshareholdermeeting.com/PCAP2024 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V44022-P08472 Get informed before you vote View the Notice of the Annual Meeting, the Proxy Statement and the Annual Report on Form 10-K at www.ProxyVote.com, online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 14, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming Annual Meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V44023-P08472 1. The election of the following persons as trustees, who will each serve as a trustee of Nuveen Churchill Private Capital Income Fund (the “Fund”) until 2025, or until their respective successor is duly elected and qualified. For Nominees: 01) Kenneth Kencel 02) William Huffman 03) Michael Perry 04) Stephen Potter 05) James Ritchie 06) Dee Dee Sklar 07) Sarah Smith 2. To approve an investment advisory agreement by and between the Fund and Churchill PCIF Advisor LLC (“PCIF Advisor”). For 3. To approve an investment sub-advisory agreement by and between PCIF Advisor and Churchill Asset Management LLC (“Churchill”). For 4. To approve an investment sub-advisory agreement by and among PCIF Advisor, Churchill and Nuveen Asset Management, LLC. For To conduct such other business as may properly come before the Annual Meeting or any adjournment thereof.